UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2007

Golden Nugget, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-114335	56-2370836
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

129 E. Fremont Street, Las Vegas, Nevada		89101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-385-7111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In a Form 12b-25 filed with the Securities and Exchange Commission on March 30, 2007, the Company indicated that it would not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 by the filing deadline. The Company remains unable to complete its financial statements and anticipates filing its Annual Report on Form 10-K for the year ended December 31, 2006 during its second quarter.

Certain provisions of the Company's credit agreement require the delivery of financial and other information within specified time periods. On March 23, 2007, the Company advised Wells Fargo Foothill, Inc. ("WFF"), the administrative agent under its $43,000,000 Credit Agreement, dated as of January 23, 2004 (the "Credit Agreement"), by and among the Company, WFF and the other financial institution parties thereto that, it would be unable to comply on a timely basis with its covenant to deliver its audited financial statements, and related certificates and schedules, as of and for the year ended December 31, 2006 within 90 days after the end of such fiscal year. The Company has obtained a waiver of this event through May 31, 2007. At such time, if the Company has not remedied this event, WFF may accelerate the indebtedness under the Credit Agreement. In the event the Company is unable to deliver the required financial information by May 31, 2007, the Company will seek a further extension.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Nugget, Inc.

April 20, 2007	By:	/Rick H. Liem/

Name: /Rick H. Liem/
Title: Senior Vice President and Chief Financial Officer